Exhibit 24(h)

POWER OF ATTORNEY: RILA PRODUCT FILINGS

The Undersigned, Michael J. O’Connor, director of Great American Life Insurance Company (“GALIC”), appoints John Gruber, General Counsel of GALIC, and all persons succeeding him in the capacity of General Counsel, Mark Muething, President of GALIC, and John Domaschko, Divisional Assistant Vice President, Legal (collectively referred to hereafter as “Attorneys”), as the Undersigned’s true and lawful attorneys and agents, each with full power to act individually.

This Power of Attorney authorizes each such Attorney (a) to sign and cause to be filed registration statements of GALIC under the Securities Act of 1933 for each of the GALIC Contract Categories listed in the chart below, and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorneys may deem advisable; and (d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with the laws of any state relating to the sale of securities of GALIC, the Securities Act of 1933, and any rule, regulation, order or other requirement of the Securities and Exchange Commission, hereby ratifying and confirming all actions of said attorney and agent hereunder.

GALIC Contract Categories
Index Frontier Contracts
Index Summit 6 Contracts
Index Frontier Pro Contracts
Index Summit 6 Pro Contracts
Index Achiever Contracts

This Power of Attorney hereby revokes any powers of attorney previously given by the Undersigned relating to the GALIC registration statements listed above, provided that this revocation shall not affect the exercise of such power prior to the date hereof. This Power of Attorney shall not be affected by subsequent disability or incapacity of the Undersigned.

The Undersigned has set his hand this 8th day of December, 2021, in the City of Springfield, State of Massachusetts.

/s/ Michael J. O’Connor

Michael J. O’Connor, Director